Exhibit 10.02

                                LETTER AGREEMENT
                            ASSET TRANSFER AGREEMENT

      Hispano Television Ventures, Inc. (HTV) does hereby agree to pay the following obligations of American Independent Network, Inc. (AIN):

1.    $30,000.00 to Data Sales for the June and July equipment payments.
2.    $30,000.00 to Miralite for the July satellite payment.
3.    $20,000.00  to the Holland  Company for May  (partial),  June,  July,  &
         August rent.
4.    $2,500.00 to Bank One Escrow account.

5.    $82,500.00:  Total

      In consideration for these payments, AIN does hereby agree to pay to HTV $82,500.00 on or before August 20, 1999. In addition, AIN will provide HTV with eight months of free uplink use of the equipment and satellite transponder through AIN.

TRANSFER IN EVENT OF DEFAULT:

      Should the above terms not be met, AIN shall immediately transfer and assign their equipment lease with Data Sales, Inc. Satellite lease with Miralite, and transfer the FCC Earth Station License to HTV. HTV would then allow AIN to continue their feed for a fee of $22,500.00 per month starting September 1, 1999 with one month free usage of the feed if needed with the payment for use starting in that contingency on or about October 1, 1999.

American Independent Network, Inc.        Hispano Television
                                          Ventures, Inc.

By:  /S/ KRIS LEMANS                      By:  /S/ BOB J. BRYANT
    --------------------------------          ----------------------------
    Kris Lemans                               Bob J. Bryant
    CEO                                       Director


Data Sales, Co.                           Miralite Corporation

By:  /S/ RAYMOND MARR                     By:   /S/ NANCY EDILENOUR
   ---------------------------------          ---------------------------
   Raymond Marr                               Nancy Edilenour
   Vice President                             Director of Finance